UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):         August 26, 2013

     AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

  (917) 804-3584

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement.

The information in Item 8.01 is incorporated by referenced in this Item 1.01.

Item 8.01.	Other Events.

As previously reported, on July 15, 2013, AgFeed USA, LLC (“AgFeed USA”), a direct wholly-owned subsidiary of AgFeed Industries, Inc. (the “Company”), and substantially all of AgFeed USA’s direct and indirect subsidiaries (together with AgFeed USA, the “Sellers”) entered into an asset purchase agreement with The Maschhoffs, LLC (the “Maschhoffs”), whereby the Sellers would sell to the Maschhoffs, and the Maschhoffs would purchase and acquire from the Sellers, substantially all of the assets of the Sellers (the “Assets”) subject to an auction process under Section 363 of the U.S. Bankruptcy Code.

The Company and the Sellers completed the auction pursuant to Section 363 of the U.S. Bankruptcy Code. At the conclusion of the auction, the Company and the Sellers declared the bid submitted by Murphy-Brown LLC (“Murphy-Brown”) and entities owned by TriOak Foods, Inc, (Cohoma Pork, LLC and High Plains Pork, LLC, together the “TriOak Purchasers”) as the highest and best bid. The TriOak Purchasers are acquiring the Sellers’ farrowing and feed operations in Colorado and Oklahoma, approximately 45% of the Sellers’ finishing herd and assuming approximately 45% of the Sellers’ finishing network in Iowa. Murphy-Brown is acquiring the farrowing and feed operations in North Carolina and assuming the balance of the Sellers’ finishing network in Iowa. The cash purchase price to be paid by the TriOak Purchasers and Murphy-Brown is $53.2 million, prior to fees and expenses of the sale (including the termination fee and expense reimbursement payable to the Maschhoffs) of approximately $5 million. The Company and the Sellers also expect to receive approximately $37 million from net cash proceeds of the sales or collection of the Sellers’ assets not being acquired by the TriOak Purchasers and Murphy-Brown, principally the balance of the finishing herd and certain receivables and other assets (the “Excluded Assets”). Thus, the combined net cash proceeds from the sale to the TriOak Purchasers and Murphy-Brown and the sales and collections of the Excluded Assets is expected to be approximately $85 million.

On August 29, 2013, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approved, and the Sellers, the Tri-Oak Purchasers and Murphy-Brown executed, an asset purchase agreement (the “Agreement”) with respect to the bid described in the preceding paragraph. A copy of the Agreement is filed as Exhibit 2.1 and is incorporated by reference herein.

The Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any factual, business or operational information about the Company or the Sellers. The Agreement contains representations and warranties that the parties to the Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in schedules that the Sellers provided in connection with the execution of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, the representations and warranties in the Agreement, in certain cases, (i) are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders and (ii) were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Documents filed in connection with the Company’s Chapter 11 bankruptcy case (other than documents filed under seal or otherwise subject to confidentiality protections) are accessible at the Bankruptcy Court’s website, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856, or via a website maintained by the Company’s claims and noticing agent, BMC Group, Inc., http://bmcgroup.com/restructuring/geninfo.aspx?ClientID=323. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this report.

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: the Chapter 11 bankruptcy process and the successful closing of the transaction (the “Transaction”) or alternative transactions to sell substantially all of the assets of AgFeed USA and its subsidiaries; developments in connection with the Company’s evaluation of its strategic options, including the Company’s ability to execute any such options; the terms of the forbearance agreement between AgFeed USA and certain of its subsidiaries and Farm Credit Services of America, FLCA (“FCS FLCA”) and Farm Credit Services of America, PCA (together with FCS FLCA, “Farm Credit”), including that it required AgFeed USA to complete by July 1, 2013, a sale of itself or its assets or another transaction that will result in the satisfaction in full of Farm Credit’s claims; difficulties in securing a source of adequate liquidity for the Company; if the Transaction or alternative transactions are not completed, ongoing issues with Hormel Foods Corporation, including the challenges of transitioning from a single customer to new customer and supply relationships; and developments in litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the special committee of the Company’s board of directors and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

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Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit. The following exhibit is being filed herewith:

(2.1)	Asset Purchase Agreement, dated as of August 29, 2013, by and among Cohoma Pork, LLC; High Plains Pork, LLC; Murphy-Brown LLC; AgFeed USA, LLC; M2P2 General Operations, LLC; Midwest Finishing LLC; Genetics Operating LLC; Pork Technologies, L.C.; New Colony Farms LLC; Heritage Farms LLC; MGM, LLC; TS Finishing, LLC; New York Finishing, LLC; M2P2 Facilities, LLC; Heritage Land, LLC; New Colony Land Company, LLC; Genetics Land, LLC; and M2P2 AF JV, LLC.*

* The disclosure schedules and exhibits to the Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: August 30, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(2.1)	Asset Purchase Agreement, dated as of August 29, 2013, by and among Cohoma Pork, LLC; High Plains Pork, LLC; Murphy-Brown LLC; AgFeed USA, LLC; M2P2 General Operations, LLC; Midwest Finishing LLC; Genetics Operating LLC; Pork Technologies, L.C.; New Colony Farms LLC; Heritage Farms LLC; MGM, LLC; TS Finishing, LLC; New York Finishing, LLC; M2P2 Facilities, LLC; Heritage Land, LLC; New Colony Land Company, LLC; Genetics Land, LLC; and M2P2 AF JV, LLC.*

*	The disclosure schedules and exhibits to the Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

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